FOR IMMEDIATE RELEASE

AMAG ANNOUNCES POSITIVE TOPLINE DATA FROM PHASE 3 FERAHEME® (ferumoxytol) LABEL EXPANSION STUDY

Achieved all primary and secondary safety and efficacy endpoints

On track to file sNDA mid-year with a potential approval and launch in first half of 2018

Company to discuss clinical data on first quarter earnings call today at 8am ET

WALTHAM, Mass., May 2, 2017 - AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG) today announced positive top-line results from a Phase 3 randomized, double-blind, non-inferiority clinical trial evaluating Feraheme® (ferumoxytol) compared to Injectafer® (ferric carboxymaltose injection) in approximately 2,000 adults with iron deficiency anemia (IDA). The study results demonstrated non-inferiority to Injectafer based on the primary composite endpoint of incidence of moderate-to-severe hypersensitivity reactions (including anaphylaxis) and moderate-to-severe hypotension. Additionally, the trial met secondary safety and efficacy endpoints, including the demonstration of superiority to Injectafer regarding mean improvement in hemoglobin per gram of iron administered from baseline to week 5.

“We believe this successful head-to-head, Phase 3 clinical trial marks an important milestone on our path toward gaining FDA approval for a broader Feraheme indication that includes all patients with iron deficiency anemia regardless of underlying cause,” said Julie Krop, M.D., chief medical officer and senior vice president of clinical development and regulatory affairs at AMAG. “Approximately 4.5 million Americans have been diagnosed with IDA and suffer from its debilitating effects. We look forward to potentially bringing an alternative treatment option to these patients who have not been successfully treated with oral iron, including about 1.5 million women with IDA under the care of OB-GYNs, many of whom suffer from abnormal uterine bleeding."

Topline Results
Approximately 2,000 patients diagnosed with IDA regardless of underlying etiology were randomized in a 1:1 ratio into one of two treatment groups – 1.02 grams of Feraheme intravenous (IV) infusion (n=997) or 1.5 grams of Injectafer IV infusion (n=1,000).
Feraheme met the study’s primary endpoint demonstrating non-inferiority to Injectafer (based on an NI margin of 2.64%) with respect to the percentage of patients who experienced moderate-to-severe hypersensitivity reactions (including anaphylaxis) and/or moderate-to-

severe hypotension (Feraheme: 0.6%; Injectafer: 0.7%; treatment difference: -0.1%; 95% confidence interval: -0.80% to +0.61%; NI p=<0.0001). Feraheme also demonstrated non-inferiority to Injectafer for a secondary composite safety endpoint assessing incidence of moderate-to-severe hypersensitivity reactions (including anaphylaxis), serious cardiovascular events, and/or death (based on an NI margin of 3.6%) (Feraheme: 1.3%; Injectafer: 2.0%; treatment difference: -0.7%; 95% confidence interval: -1.81% to +0.42%; NI p=<0.0001).

With regards to secondary composite efficacy endpoints, the study demonstrated superiority of Feraheme to Injectafer in mean increase from baseline to week 5 in hemoglobin per gram of iron administered (Feraheme: 1.36 g/dL per gram of iron; Injectafer: 1.09 g/dL per gram of iron; treatment difference 0.27 g/dL per gram of iron; 95% confidence interval +0.17 g/dL per gram of iron to +0.36 g/dL per gram of iron; superiority p-value= <.0001). Feraheme also successfully demonstrated non-inferiority to Injectafer (based on an NI margin of 0.5 g/dL) comparing mean improvement in hemoglobin from baseline to week 5 (Feraheme: 1.38 g/dL; Injectafer: 1.62 g/dL; treatment difference: -0.24 g/dL; 95% confidence interval: -0.35 g/dL to -0.12 g/dL; NI p=<0.0001).

Importantly, the study also showed a markedly greater incidence of hypophosphatemia (an exploratory endpoint defined by blood phosphorous of <0.6 mmol/L at week 2) in the patients dosed with Injectafer versus those dosed with Feraheme (Feraheme: 0.4% of patients; Injectafer: 38.6% of patients; treatment difference: -38.2%; 95% confidence interval: -41.31% to ‑35.06%; superiority p-value p<.0001).

AMAG expects to file a supplemental new drug application (sNDA) with the U.S. Food and Drug Administration (FDA) by mid-2017 to potentially broaden the use of Feraheme beyond the current chronic kidney disease (CKD) indication to include all adult IDA patients who have failed or cannot tolerate oral iron treatment, with an anticipated FDA decision in the first half of 2018.

"Today, only half of the patients living with iron deficiency anemia are covered by Feraheme’s current label. If approved, the broader indication doubles the immediate market opportunity for Feraheme and provides opportunity for significant future market growth with our existing sales force and their strong customer relationships,” said Nik Grund, executive vice president and chief commercial officer at AMAG.

About Feraheme® (ferumoxytol)
Feraheme received marketing approval from the FDA on June 30, 2009 for the treatment of IDA in adult CKD patients and was commercially launched by AMAG in the U.S. shortly thereafter. Ferumoxytol is protected in the U.S. by seven issued patents covering the composition and dosage form of the product. Six of the issued patents are listed in the FDA’s Orange Book, the last of which expires in June 2023.

Fatal and serious hypersensitivity reactions including anaphylaxis have occurred in patients receiving Feraheme. Initial symptoms may include hypotension, syncope, unresponsiveness, cardiac/cardiorespiratory arrest. Feraheme is contraindicated in patients with a known hypersensitivity to Feraheme or any of its components, or a history of allergic reaction to any intravenous iron product.

For additional product information, please see full Prescribing Information, including Boxed Warning, available at www.feraheme.com.
About AMAG
AMAG is a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our currently marketed products support the health of patients in the areas of women’s and maternal health, anemia management and cancer supportive care. Through CBR®, we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and have the potential to play a valuable role in the ongoing development of regenerative medicine. For additional company information, please visit www.amagpharma.com.
Forward-Looking Statements
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, AMAG’s beliefs regarding the study data, AMAG’s belief that the successful trial marks an important milestone on its path toward gaining FDA approval for a broader Feraheme indication; expectations that AMAG will provide an alternative treatment option to these patients who have not been successfully treated with oral iron; AMAG’s expectations to file an sNDA to broaden the Feraheme label by mid-2017 and receive an FDA decision in the first half of 2018; beliefs that a broader indication will double the immediate market opportunity for Feraheme and will provide opportunities for significant future market growth while leveraging its existing sales forces and customer relationships; and beliefs that newborn stem cells have the potential to play a valuable role in the development of regenerative medicine are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.
Such risks and uncertainties include, among others, those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016, as well as its Quarterly Report on Form 10-Q for the three months ended March 31, 2017. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.
AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
AMAG Pharmaceuticals® and Feraheme® are registered trademark of AMAG Pharmaceuticals, Inc. Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc.

AMAG Pharmaceuticals, Inc. Contacts:
Investors:
Linda Lennox
Vice President, Investor Relations
908-627-3424

Media:
Katie Payne
Vice President, External Affairs
202-669-6786